UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      DATA TRANSMISSION NETWORK CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                                  47-0669375
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
          (Address, including zip code, of principal executive offices)

         Data Transmission Network Corporation Stock Option Plan of 1989
                            (Full title of the plan)

Brian L. Larson, Vice President, Chief Financial Officer,Secretary and Treasurer
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                                   ----------



                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of                      Proposed            Proposed         Amount of
securities to  Amount to be  maximum offering    maximum aggregate  registration
be registered  registered(1) price per share(1)  offering price         fee
================================================================================
Common stock,
$.001 par      1,750,000       $ 31.53(2)        $ 55,177,500(2)    $ 16,720.45
value (SOP)      shares
================================================================================

(1) This Form S-8 registers additional shares made available under the plan pursuant to prior amendments to the plan. The number of shares registered hereunder shall include any additional shares made available under the plan because of adjustment in the shares on account of stock splits or stock dividends hereafter effected by the Registrant.

(2) Estimated pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of Data Transmission Network Corporation Common Stock on October 10, 1997, as reported on the National Association of Securities Dealers Automated Quotations system.

       This Form S-8 consists of 6 pages. The Exhibit Index is on page 4.

This Form S-8 registers additional securities of the registrant of the same class as other securities for which a registration statement filed on Form S-8 relating to the plan is effective (Registration No. 33-50406 as amended by Post-Effective Amendment No. 1 thereto) and is filed in order to reflect additional shares made available under the plan pursuant to prior amendments to the plan. The contents of such earlier registration statement are incorporated herein by this reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October 13, 1997.



                                           DATA TRANSMISSION NETWORK CORPORATION

                                       By: /s/ Roger R. Brodersen
                                           -------------------------------------
                                           Roger R. Brodersen
                                           Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger R. Brodersen and Greg T. Sloma, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (including, if applicable, his capacity as a director and/or officer of Data Transmission Network Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Roger R. Brodersen           Chairman of the Board,         October 13, 1977
-----------------------------
ROGER R. BRODERSEN               Chief Executive Officer
                                 and a Director


/s/ Greg T. Sloma                Chief Operating Officer,       October 13, 1997
-----------------------------
GREG T. SLOMA                    President and a Director



/s/ Roger W. Wallace             Senior Vice President and      October 13, 1997
-----------------------------
ROGER W. WALLACE                 a Director



/s/ Robert S. Herman             Senior Vice President and      October 13, 1997
-----------------------------
ROBERT S. HERMAN                 a Director



/s/ Brian L. Larson              Vice President, Chief          October 13, 1997
-----------------------------
BRIAN L. LARSON                  Financial Officer, Secretary
                                 and Treasurer (Principal
                                 Financial and Accounting
                                 Officer)

/s/ Jay E. Ricks                 Director                       October 13, 1997
-----------------------------
JAY E. RICKS



/s/ David K. Karnes              Director                       October 13, 1997
-----------------------------
DAVID K. KARNES



/s/ J. Michael Parks             Director                       October 13, 1997
-----------------------------
J. MICHAEL PARKS




                                  EXHIBIT INDEX

                                                                    Page Number
                                                                   In Sequential
         Exhibit                                                    Numbering
           No.                                                        System
         -------                                                   -------------


   (1)   4.1    Certificate of Incorporation of
                Data Transmission Network Corporation.

   (1)   4.2    Bylaws of Data Transmission Network Corporation.

   (2)   4.3    Amended and Restated Data Transmission Network
                Corporation Stock Option Plan of 1989.

         5.1    Opinion of Abrahams, Kaslow & Cassman regarding              5
                legality of Common Stock being registered.

         23.1   Consent of Deloitte & Touche LLP.                            6

         23.2   Consent of Abrahams, Kaslow & Cassman
                (included in Exhibit 5.1).

         24.1   Power of Attorney (included on
                signature page).
-------------------------

   (1) Exhibits 4.1 and 4.2 hereto were previously filed as exhibits to the Registration Statement of Data Transmission Network Corporation on Form S-1 as filed December 4, 1987, and are incorporated herein by this reference.

   (2) Exhibit 4.3 was previously filed as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement of Data Transmission Network Corporation on Form S-8 (Registration No. 33-50406) and is incorporated herein by this reference.


                                                                     EXHIBIT 5.1


                                                 October 13, 1997



Data Transmission Network Corporation
9110 West Dodge Road, Suite 200
Omaha, NE  68114

Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Data Transmission Network Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of 1,750,000 shares of the $.001 par value Common Stock of the Company (the "Shares") under the Securities Act of 1933, as amended.

         We also have examined the Amended and Restated Data Transmission Network Corporation Stock Option Plan of 1989 (the "Stock Option Plan") incorporated by reference into the Registration Statement and such corporate records, certificates and other documents as we deemed relevant and appropriate.

         It is our opinion that,  when sold in accordance  with the terms of the
Stock  Option  Plan,  the  Shares  will  be  legally  issued,   fully  paid  and
non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,

                            ABRAHAMS KASLOW & CASSMAN

                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Data Transmission Network Corporation on Form S-8 of our reports dated January 31, 1997, incorporated by reference in the Annual Report on Form 10-K of Data Transmission Network Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Omaha, Nebraska

October 2, 1997